EXHIBIT 10.8

                                 AMENDMENT NO. 4
                                       TO
                                 LEASE AGREEMENT

         This Amendment No. 4 made and entered into this 10th day of February, 1992 by and between Plymouth Business Center I Partnership, a Minnesota general partnership ("Landlord") and Helix BioCore, Inc. ("Tenant").

                                   WITNESSETH:

         WHEREAS, Crow-Plymouth Land Limited Partnership and Tenant are the parties to that certain lease agreement dated December 22, 1987 (the "Lease") with regard to the leasing of approximately 18,305 square feet (the "Original Leased Premises") in the building owned by Landlord and located at 3905 Annapolis Lane, Plymouth, Minnesota as more particularly described on Exhibit A to the Lease; and

         WHEREAS, Plymouth Business Center I Partnership is the successor to Crow-Plymouth Land Limited Partnership's interest in the Lease and is hereinafter referred to as "Landlord"; and

         WHEREAS, Landlord and Tenant entered into a certain Amendment No. 1 to Lease Agreement on January 5, 1989 to provide for the leasing to Tenant of an additional 21,205 square feet in the Building (the "Surrender Space"); and

         WHEREAS, Landlord and Tenant entered into a certain Amendment No. 2 to Lease Agreement on January 12, 1989 in order to evidence their agreement in regard to the use of the Original Leased Premises for manufacturing purposes; and

         WHEREAS, Landlord and Tenant entered into a certain Amendment No. 3 to Lease Agreement in order to allow Tenant to vacate and surrender to Landlord the Surrender Space and to evidence their agreement to extend the term of the Lease as to the Original Leased Premises, as amended, for a period of three (3) additional months; and

         WHEREAS, Landlord and Tenant have agreed to enter into this Amendment No. 4 to Lease Agreement in order to evidence their agreement to extend the term of the Lease as to the Original Leased Premises, as amended, for a period of thirty (30) additional months.

         NOW, THEREFORE, in consideration of the foregoing, and the following covenants and agreements and for other good and valuable consideration, the receipt and adequacy whereof is hereby acknowledged by the parties, Landlord and Tenant hereby agree as follows:

         1. Interpretation of Amendment. The Lease is hereby modified and supplemented. Wherever there exists a conflict between this Amendment No. 4 and the Lease, as amended, the provisions of this Amendment No. 4 shall control. Unless otherwise indicated, capitalized terms shall be defined in the manner set forth in the Lease, as amended.

         2. Extension of Term. The term of the Lease, as amended, is hereby extended for a period of thirty (30) months from July 1, 1995 through December 31, 1997.

         3. Base Rent. Notwithstanding anything to the contrary in the Lease, as amended, Base Rent for the Original Leased Premises during the term as hereby extended, shall be equal to $11,821.98 per month, payable in accordance with the terms of the Lease, during the period commencing July 1, 1995 and continuing through the expiration of the Lease term as extended hereby to December 31, 1997.

         4. Additional Security Deposit. Tenant hereby deposits with Landlord, on the date hereof, the sum of $10,000.00 as an additional security deposit to be held by Landlord in accordance with Paragraph 2B of the Lease.

         5. Contingency. It is acknowledged that the parties rights and obligations under this Amendment No. 4 are contingent upon the execution of a certain Termination of Lease Agreement (the "Termination") by and between Landlord and Tenant, dated of even date herewith, for the surrender and termination of the Lease of approximately 30,757 square feet in the building located at 3955 Annapolis Lane, Plymouth, Minnesota and upon the satisfaction of each contingency set forth in the Termination necessary for the terms of the Termination to become fully effective between the parties.

         6. Reference to an Effect on the Lease.

         a. Upon the effectiveness on this Amendment, each reference in the Lease to "this Lease", "hereunder", "hereof", "herein" or words of like import referring to the Lease shall mean and be a reference to the Lease as amended hereby.

         b. Except as specifically set forth above, the Lease remains of full force and effect and is hereby ratified and confirmed.

         7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Minnesota.

         8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         IN WITNESS WHEREOF, the parties have executed this Amendment No. 4 to Lease Agreement as of the year and date first above written.

                                    LANDLORD:

                                    Plymouth Business Center I
                                       Partnership


                                    By /S/ Gary T. O'Brien
                                      Gary T. O'Brien, Its Agent


                                    TENANT:

                                    Helix, BioCore, Inc.


                                    By /S/ M.A. Villafana
                                         Its___________________